UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/11/2009

IKANOS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51532

DELAWARE	73-1721486
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

47669 Fremont Boulevard,Fremont, CA 94538
(Address of principal executive offices, including zip code)

(510) 979-0400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On March 10, 2009, Ikanos Communications, Inc. (the "Company") and Nick Shamlou, the Company's Vice President of Worldwide Sales agreed to the terms of the 2009 Sales Compensation Plan (the "Sales Compensation Plan"). Pursuant to the Sales Compensation Plan, Mr. Shamlou may receive performance-based compensation on a quarterly and an annual basis based on the Company's achievement of certain financial targets for the same periods, as well as additional incentive compensation based on certain non-financial goals. Pursuant to the Sales Compensation Plan, Mr. Shamlou's total incentive target compensation for fiscal 2009 is $168,750.

The Sales Compensation Plan is filed hereto as Exhibit 10.1 and is incorporated herein by reference and the descriptions thereof contained in this Form 8-K are qualified in all respects by the terms and provisions of such agreement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

10.1                 2009 Sales Compensation Plan for the Vice President of Worldwide Sales.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: March 12, 2009	By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	2009 Sales Compensation Plan for the Vice President of Worldwide Sales